EXHIBIT 99.2

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Three Months and Nine Months Ended September 30, 2003

Pursuant to the SEC Regulation G, we are providing further disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a GAAP basis. It is our view that the reported non-GAAP financial measures are more consistent with our true operating performance and provide a more meaningful period to period comparison. Additionally, these measurements are more comparable to financial measures reported by other airlines.

A reconciliation of the components of the calculation of operating costs per ASM and fuel neutral operating costs per
ASM is as follows:
	(In thousands)
	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002
Operating expenses (based on GAAP amounts)	$210,918	$176,171	$613,740	$516,898
Less aircraft fuel	45,364	40,657	133,542	113,506
Operating expenses excluding aircraft fuel	$165,554	$135,514	$480,198	$403,392
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	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Calculation of cost per ASM using GAAP amounts:	2003	2002	2003	2002
Operating expenses (based on GAAP amounts) ($000s)	210,918	176,171	613,740	516,898
ASMs (000s)	2,601,682	2,144,572	7,361,437	6,036,761
Operating cost per ASM using GAAP amounts (cents)	8.11	8.21	8.34	8.56
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Calculation of fuel neutral cost per ASM:
Operating expenses (based on GAAP amounts) ($000s)	210,918		613,740
Less actual fuel expense	(45,364)		(133,542)
Plus current period gallons of fuel burned times prior
year average price of fuel	43,187		121,477
Adjusted operating expenses	208,741		601,675
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Gallons of fuel consumed in current period	46,638,584		135,486,371
Average price of fuel from prior year period (cents)	92.60		89.66
ASMs (000s)	2,601,682		7,361,437
Fuel neutral cost per ASM (cents)	8.02		8.17
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